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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 14, 1998


                            USTMAN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

       CALIFORNIA                   0-16011                    95-2873757
(State of incorporation)     (Commission File Number)       (I.R.S. Employer
                                                           Identification No.)


                  12265 W. Bayaud Ave. #110, Lakewood, CO 80228
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 986-8011


                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS

         USTMAN Technologies, Inc. (the "Registrant") has been advised by Nasdaq that the Registrant currently is not in compliance with the net tangible assets/market capitalization/net income requirement for continued listing on the Nasdaq Stock Market, but that the Registrant has been granted an extension of time until December 9, 1998 to permit the Registrant to comply with the Nasdaq continued listing requirements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               USTMAN TECHNOLOGIES, INC.



Date: September 21, 1998                       By /s/ Dan R. Cook
                                                  ----------------------
                                                  Dan R. Cook, President